Exhibit 4.8

Business Loan Agreement

This Loan Agreement (hereinafter referred to as this “Agreement”) is hereby executed by and among the parties below on September 10, 2003 in Shanghai:

(1)	Party A:

Ctrip.com (Hong Kong) Limited

Address: Unit 2001, The Centrium, 60 Wyndham Street, Central, Hong Kong.

(2)	Party B: Qi Ji

Chinese identification card No.: [redacted]

Home address: [redacted]

(3)	Party C: Min Fan

Chinese identification card No.: [redacted]

Home address: [redacted]

(4)	Party D: Jianzhang Liang

Home address: [redacted]

Whereas:

1.	Party A is a company registered in Hong Kong, China, and Party A originally proposed to provide a total to RMB2 million loan to Party B, Party C and Party D, to be used as capital contributions of Party B, Party C and Party D to Ctrip Computer Technology (Shanghai) Limited (hereinafter referred to as “Ctrip Commerce”). Due to foreign currency remittance restrictions in China, the parties then decided to have Party A issue the aforementioned loan in the form of a consulting fee. On May 31, 2000, the parties executed the “Consulting Agreement” (hereinafter referred to as the “Consulting Agreement”), and on May 31, 2000, Party A paid US$240,963.00 to Party B, Party C and Party D in the form of a consulting fee (equivalent to RMB2 million), and the parties understood that said consulting fee was essentially a loan from Party A to Party B, Party C and Party D.

2.	Now Parties A, B, C and D mutually acknowledge that the aforementioned Consulting Agreement shall be invalid as of the date of its execution and shall not be binding on the parties. The payment of RMB2 million from Party A to Party B, Party C and Party D on May 31, 2000 was a loan to Party B, Party C and Party D. Of this, Party A loaned RMB700,000 to Party B, Party A loaned RMB650,000 to Party C, and Party A loaned RMB650,000 to Party D.

3.	In July 2000, Party B, Party C and Party D used the entire sum of the aforementioned RMB2 million to set up Ctrip Commerce. Party B holds 35% of the outstanding shares in Ctrip Commerce, Party C holds 32.5% of the outstanding shares in Ctrip Commerce and Party D holds 32.5% of the outstanding shares in Ctrip Commerce.

4.	In March 2001, Party D transferred 16% of the shares held thereby in Ctrip Commerce to Party B. Upon completion of said share transfer, Party B held 51% of the outstanding shares in Ctrip Commerce, and Party C held 49% of the outstanding shares in Ctrip Commerce. Concurrent with the share transfer, as consideration for the share transfer, the RMB650,000 loan from Party A to Party D was also taken over by Party B and Party C, respectively, and of this, Party B took over RMB320,000 and Party C took over RMB330,000.

5.	Parties A, B, C and D mutually acknowledge that Party A lent a total of RMB1.02 million to Party B, to be used as Party B’s capital contribution toward 51% of the equity interest in Ctrip Commerce. Party A lent a total of RMB980,000 to Party C, to be used as Party C’s capital contribution toward 49% of the equity interest in Ctrip Commerce. To further clarify the relationship of rights and obligations with respect to the loan from Party A to Party B and Party C, the parties desired to execute this Loan Agreement, and use this Loan Agreement to replace all prior written or oral promises or agreements among the parties regarding the aforementioned RMB1.02 million loan from Party A to Party B (the relationship of loan rights and obligations between Party A and Party C shall be covenanted by the separately executed loan agreement as of the even date herewith (“Party C’s Loan Agreement”).

Now therefore, through mutual promise and agreement, the parties have reached the following agreement for their mutual compliance:

1.	Loan

1.1	In accordance with the provisions of the terms and conditions of this Agreement, Party A agrees to provide an RMB 1.02 million loan to Party B. The term of the loan shall be ten years from the date of execution of this Agreement, which may be extended upon consent of the parties. During the term of the loan or the extended term of the loan, Party B shall accelerate repayment of the loan as soon as one of the following circumstances occurs:

(1)	Party B’s death, lack of capacity for civil conduct or limitation of capacity for civil conduct;

(2)	Party B no longer serves as director of Party A or Party A’s affiliate;

(3)	Party B engages in criminal conduct or is involved in criminal activities;

(4)	Any other party files a claim against Party B that exceeds RMB500,000; and

(5)	According to applicable Chinese laws, competent authorities begin to approve large numbers of transactions associated with value added Internet telecommunications services that foreign businesses are permitted to invest in, and Party A exercises the exclusive option under the Exclusive Option Agreement described in Section 1.6 of this Agreement.

1.2	The parties acknowledge that Party A has issued and that Party B has received the entire aforementioned loan.

1.3	Party B agrees to accept the aforementioned loan provided by Party A, and hereby agrees and warranties to use the loan solely to provide funds capital for Ctrip Commerce, so as to develop Ctrip Commerce’s business. Unless Party A’s prior written consent is obtained, Party B shall not use the aforementioned loan for any other purpose, nor can Party B transfer or mortgage the shares or other interest he holds in Ctrip Commerce to any third party.

1.4	Party A and Party B hereby jointly agree and acknowledge that Party B’s method of repayment can only take the following form: Party B transfers in whole the shares held by him in Ctrip Commerce to Party A or Party A’s designated person (legal or natural person).

1.5	Party A and Party B hereby jointly agree and acknowledge that any gains obtained by Party B through the transfer of the shares it holds in Ctrip Commerce shall be used to repay the loan to Party A in accordance with this Agreement, and paid to Party A in its entirety in the manner designated by Party A and this Agreement shall be concurrently terminated.

1.6	Party A and Party B hereby jointly agree and acknowledge that to the extent permitted by applicable laws, Party A shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase Party B’s shares in Ctrip Commerce in part or in whole at any time, at a price agreed to by the parties. Party A and Party B shall execute an “Exclusive Option Agreement” (hereinafter to referred to as the “Exclusive Option Agreement”) concurrently with the execution of this Agreement. According to said Agreement, to the extent permitted by Chinese laws, Party B shall irrevocably grant to Party A an exclusive option to purchase all of the shares of Ctrip Commerce held by Party B.

Party B also warranties to execute an irrevocable power of attorney, which authorizes a person designated by Party A to exercise all of his rights as a shareholder in Ctrip Commerce.

1.7	Interests on the Loan. When Party B transfers the shares he holds in Ctrip Commerce to Party A or Party A’s designated person, in the event that the transfer price of such shares equals or is lower than the principal of the loan under this Agreement, the loan under this Agreement shall be deemed an interest-free loan. In the event, however, that the transfer price of such shares exceeds the principal of the loan under this Agreement, the excess over the principal shall be deemed the interest of the loan under this Agreement paid by Party B to Party A.

2.	Representations and Warranties

2.1	Between the date of execution of this Agreement and prior to the termination of this Agreement, Party A hereby makes the following representations and warranties to Party B:

(a)	Party A is a company set up and legally existing in accordance with Hong Kong laws;

(b)	Party A has the authority to execute and perform this Agreement. The execution and performance by Party A of this Agreement is consistent with Party A’s scope of business and the provisions of Party A’s corporate bylaws and other organizational documents, and Party A has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

(c)	Party A’s execution and performance of this Agreement does not violate any laws and regulations or government approvals, authorizations, notices or other government documents that are binding thereon or that affect Party A, nor does it violate any agreements that Party A has executed with any third party or any promises to any third party; and

(d)	This Agreement shall constitute Party A’s legitimate and valid obligations as soon as it is executed, and shall be enforceable against it.

2.2	Between the date of execution of this Agreement and prior to the termination of this Agreement, Party B hereby makes the following representations and warranties:

(a)	Ctrip Commerce is a limited liability company set up and legally existing in accordance with Chinese laws, and Party B is a legal holder of shares in Ctrip Commerce;

(b)	Party B has the authority to execute and perform this Agreement. The execution and performance by Party B of this Agreement is consistent with Party B’s corporate bylaws and other organizational documents, and Party B has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

(c)	Party B’s execution and performance of this Agreement does not violate any laws and regulations or government approvals, authorizations, notices or other government documents that are binding upon or affect Party B, nor does it violate any agreements that Party B has executed with any third party or any promises to any third party;

(d)	This Agreement shall constitute Party B’s legitimate and valid obligations as soon as it is executed, and shall be enforceable against Party B;

(e)	Party B has paid capital contributions in full with respect to Party B’s shares in accordance with law, and has obtained a capital contribution verification report regarding capital contributions paid in from a qualified accounting firm;

(f)	Except for the provisions of the “Share Pledge Agreement” (hereinafter referred to as the “Share Pledge Agreement”) executed by and between Party B and Ctrip Computer Technology (Shanghai) Limited as of the date of execution of this Agreement, Party B has not placed any mortgage, pledge or any other security measures on Party B’s shares, has not extended any offer to any third party regarding the transfer of Party B’s shares or executed any agreement with any third party regarding the transfer of Party B’s shares;

(g)	There are no disputes, litigation, arbitration, administrative proceedings or any other legal proceedings relating to Party B and / or Party B’s shares, nor are there any potential disputes, litigation, arbitration, administrative proceedings or any other legal proceedings relating to Party B and / or Party B’s shares; and

(h)	Ctrip Commerce has completed all the government approvals, authorizations, licensing, registration and filling required for engaging in business within the scope of its business license and for owning its assets.

3.	Party B’s Covenants

3.1	As a major shareholder in Ctrip Commerce, Party B promises that during the term of this Agreement, Party B shall cause Ctrip Commerce:

(a)	Without Party A’s prior written consent, Ctrip Commerce shall not supplement, change or amend its corporate bylaws in any manner, increase or decrease its registered capital or change its share capital structure in any manner;

(b)	Maintain its corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

(c)	Without Party A’s prior written consent, Party B shall not sell, transfer, mortgage or in dispose in other manner its legitimate or beneficial interest in any of its assets, business or revenue at any time from the date of execution of this Agreement, or permit the encumbrance of any other security interest thereon;

(d)	Without Party A’s prior written consent, Party B shall not incur, inherit, guarantee or otherwise allow for the existence of any debt, except for (i) debt incurred in the ordinary course of business instead of that incurred through any loans; and (ii) debt already disclosed to Party A for which Party A’s written consent has been obtained;

(e)	Always operate all business during the ordinary course of business, to maintain its asset value;

(f)	Without the prior written consent of Party A, Party B shall not execute any major contract, except for contracts in the ordinary course of business (for purpose of this subsection, a contract whose value exceeds RMB50,000 shall be deemed a major contract);

(g)	Without the prior written consent of Party A, Party B shall not provide any person with any loan or credit;

(h)	Provide Party A with all of the information on Party B’s business operations and financial condition at Party A’s request;

(i)	Procure and maintain insurance from an insurance carrier acceptable to Party A, and the amount and types of coverage maintained shall be identical to the amount and types of coverage usually maintained by companies that operate similar business and hold similar properties or assets in the same area where Party B is located;

(j)	Without the prior written consent of Party A, Party B shall not merge or be consolidated with any person, or acquire any person or make investments in any person;

(k)	Immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party B’s assets, business and income;

(l)	To maintain the ownership by Party B of all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

(m)	Without the prior written consent of Party A, Party B shall not in any manner distribute stock dividends to shareholders, provided that as soon as Party A makes a request, Party B shall immediately distribute all distributable profits to the respective shareholders;

(n)	At the request of Party A, appoint any persons designated by Party A as directors of Ctrip Commerce; and

(o)	Strictly abide by the provisions of the Exclusive Option Agreement, and refrain from any action/omission sufficient to affect the effectiveness and enforceability of the Exclusive Option Agreement.

3.2	Party B promises that during the term of this Agreement, he shall

(a)	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in shares held by Party B, or allow the encumbrance thereon of any security interest or permit the encumbrance of any other security interest thereon, except in accordance with the Share Pledge Agreement;

(b)	Cause the directors of Ctrip Commerce appointed by Party B not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in shares held by Party B, or allow the encumbrance thereon of any security interest, except to Party A or Party A’s designated person;

(c)	Cause the directors of Ctrip Commerce appointed by Party B not to approve the merger or consolidation of Ctrip Commerce with any person, or its acquisition of or investment in any person, without the prior written consent of Party A;

(d)	Immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party B’s shares;

(e)	To maintain his ownership of his shares in Ctrip Commerce, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

(f)	Without the prior written consent of Party A, Party B shall refrain from any action / omission that may have a major impact on the assets, business and liabilities of Ctrip Commerce;

(g)	Appoint any designee of Party A as director of Ctrip Commerce, at the request of Party A;

(h)	To the extent permitted by Chinese law, at the request of Party A at any time, promptly and unconditionally transfer all of the shares held by Party B in Ctrip Commerce to Party A or Party A’s designated representative at any time, and cause the other shareholder of Ctrip Commerce to waives his right of first refusal with respect to the share transfer described in this section;

(i)	To the extent permitted by Chinese law, at the request of Party A at any time, cause the other shareholder of Ctrip Commerce to promptly and unconditionally transfer all of the shares held by him to Party A or Party A’s designated representative at any time, and Party B hereby waives his right of first refusal with respect to the share transfer described in this section;

(j)	In the event that Party A purchases Party B’s shares from Party B in accordance with the provisions of the Exclusive Option Agreement, Party B shall use such purchase price obtained thereby to repay the loan to Party A first; and

(k)	Strictly abide by the provisions of this Agreement, the Share Pledge Agreement and the Exclusive Option Agreement, effectively perform his obligations under this Agreement, the Share Pledge Agreement and the Exclusive Option Agreement, and refrain from any action / omission sufficient to affect the effectiveness and enforceability of this Agreement, the Share Pledge Agreement and the Exclusive Option Agreement.

4.	Liability for Default

In the event that Party B fails to perform the repayment obligations by the deadline set forth in this Agreement, Party B shall pay an overdue interest of 0.01% per day for the outstanding payment, until the day Party B repays all principal of the loan, overdue interest and other amounts.

5.	Notices

Unless there are written notices changing the addresses below, notices under this Agreement shall be sent to the following addresses via personal delivery, facsimile or registered mail. If a notice is sent via registered mail, the date of signature for receipt on return receipt of the registered mail shall be the date of service; if a notice is sent via personal delivery or facsimile, it shall be deemed served on the date sent. If a notice is sent via facsimile, the original document shall be immediately sent to the following addresses via registered mail or personal delivery after transmission.

To Party A:

Ctrip.com (Hong Kong) Limited

Room 2001, The Centrium, 60 Wyndham Street

Central, Hong Kong

Facsimile: (00852) 21690920

Phone: (00852) 21690911

Attn: Neil Shen

To Party B: Qi Ji

Address: [redacted]

Facsimile: [redacted]

Phone: [redacted]

To Party C: Min Fan

Address: [redacted]

Facsimile: [redacted]

Phone: [redacted]

To Party D: Jianzhang Liang

Address: [redacted]

Facsimile: [redacted]

Phone: [redacted]

6.	Duty to maintain confidentiality

The parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. The parties shall maintain the confidentiality of all such information, and without obtaining the written consent of other parties, they shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also required to be bound by confidentiality duties similar to the duties in this section. Disclosure of a secret by the staff members or agency hired by any party shall be deemed disclosure of a secret by such a party, which shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

7.	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance and termination of this Agreement and the resolution of disputes shall be governed by Chinese laws.

7.2	In the event of any dispute with respect to the construction and performance of this Agreement, the parties shall first resolve same through friendly negotiations. Upon failure by the parties to reach an agreement on the resolution of such a dispute within 30 days after either party submits a request to the other party to resolve same through negotiations, any party may submit the relevant dispute to the China International Economics and Foreign Trade Arbitration Commission Shanghai Chapter for resolution by arbitration, in accordance with its arbitration rules effective then. The arbitration shall be performed in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all parties.

7.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pendancy of arbitration of any dispute, except for the matters under dispute, the parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their other respective obligations under this Agreement.

8.	Entire Agreement

The parties reaffirm that the Consulting Agreement executed by the parties to this Agreement on May 31, 2000 is invalid, and shall not be binding on the parties to this Agreement. The funding relations that occurred among the parties with respect to the maters described in this Agreement are fully defined in this Agreement and Party C’s Loan Agreement.

Except the written amendments, supplements or changes done after the execution of this Agreement, this Agreement and Party C’s Loan Agreement shall constitute the entire agreement among the parties to this Agreement with respect to the construction of this Agreement and the matters set forth in this Agreement, and shall supercede all prior oral discussions and written contracts reached among the parties with respect to the aforementioned matters.

9.	Miscellaneous

9.1	This Agreement shall take effect upon the date of execution thereof, and shall expire upon the date of performance by the parties of their obligations under this Agreement.

9.2	This Agreement shall be in quadruplicate copies, with one copy for each of the parties. The copies shall have equal legal validity.

9.3	The parties to this Agreement all agree that Party A and Party B shall have the right to amend and supplement through written agreement any covenants herein that involve the relationship of rights and obligations between Party A and Party B. Such amendments and supplements shall not require the consent of Party C and Party D, not shall notices be required to be sent to Party C and Party D or acknowledgement required from Party C and Party D. Party C and Party D hereby acknowledge their waiver of all rights relating thereto. Such written amendment agreement and / or supplemental agreement executed by and between Party A and Party B are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

9.4	The invalidation of any provisions of this Agreement shall not affect the legal validity of the remaining provisions of this Agreement.

9.5	The attachments to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

Party A: Ctrip.com (Hong Kong) Limited
Authorized representative: /s/ Authorized Signatory

Party B:
Signed: /s/ Qi Ji

Party C:
Signed: /s/ Min Fan

Party D:
Signed: /s/ Jianzhang Liang

Schedule A

The following schedule sets forth all other similar agreements the registrant entered with each of its affiliated Chinese entities and the material differences between such other agreements and this exhibit.

	VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
	Shanghai Ctrip Commerce Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Qi Ji Party C (Borrower): Min Fan Party D (Borrower): Jianzhang Liang	2003-9-10	Amount: RMB1.02 million, lent by Party A to Party B Term: 10 years	A supplemental agreement was executed on May 15, 2008, whereby Qi Ji is changed to Tao Yang	Identical among all agreements: All used for shareholders’ contribution to the registered capital of the VIE.

Identical among all agreements: The method of repayment can only take the following form: the Borrower transfers in whole the shares held by him in the VIE to the Lender or the Lender’s designated person (legal or natural person).

								Identical among all agreements: Party B shall irrevocably grant to Party A an exclusive option to purchase all of the shares of the VIE held by Party B.	Identical among all agreements: See details in Section 3.2 of the Form Agreement	Identical among all agreements: The agreement may be extended upon the consent of the Parties
Form Agreement	Shanghai Ctrip Commerce Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan Party C (Borrower): Qi Ji Party D (Borrower): Jianzhang Liang	2003-9-10	Amount: RMB980,000, lent by Party A to Party B Term: 10 years

A supplemental agreement was executed on January 15, 2004, whereby Party A grants to Party B an additional loan of RMB4.1 million. Another supplemental agreement was executed on October 11, 2006, whereby Party A additionally lends Party B RMB3.9 million, making the entire loan as RMB8.98 million in total. Another Supplemental agreement was executed on May 15, 2008, whereby Qi Ji is changed to Tao Yang.

	Shenzhen Ctrip Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Jianmin Zhu	2004-8-1	Amount: RMB150,000, lent by Party A to Party B Repayment Deadline: February 5, 2014	A supplemental agreement was executed on April 24, 2006, whereby Party A lends an additional RMB100,000 to Party B, making the entire loan as RMB250,000 in total.

	VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
	Shenzhen Ctrip Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	2004-2-6	Amount: RMB1.35 million, lent by Party A to Party B Term: 10 years	A supplemental agreement was executed on April 24, 2006, whereby Party A lends an additional RMB900,000 to Party B, making the entire loan as RMB2.25 million in total.
	Shenzhen Ctrip Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	2004-2-6	Amount: RMB1.35 million, lent by Party A to Party B Term: 10 years
Variation I	Beijing Ctrip International Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Maohua Sun	5/16/2011	Amount: RMB1.6 million, lent by Party A to Party B Expiry Date: May 15, 2021		No Difference	No Difference	No Difference

Firstly, the following part of Section 3.2(h) of the Form Agreement is not contained in this Agreement: “and cause the other shareholder of the VIE to waive his right of first refusal with respect to the share

No Difference
	Shanghai Huacheng Southwest Travel Agency Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	5/16/2011	Amount: RMB250,000, lent by Party A to Party B Expiry Date: May 15, 2021

VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
Shanghai Ctrip Commerce Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	5/16/2011	Amount: RMB 1.02 million, lent by Party A to Party B Expiry Date: May 15, 2021					transfer described in this section;” Secondly, Section 3.2(i) of the Form Agreement is not contained in this Agreement: “To the extent permitted by Chinese law, at the request of Party A at any time, cause the other shareholder of the VIE to promptly and unconditionally transfer all of the shares held by him to Party A or Party A’s designated representative at any time, and Party B hereby waives his right of first refusal with respect to the share transfer described in this section;”
Shanghai Quanlv Network Technology Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	5/16/2011	Amount: RMB500,000, lent by Party A to Party B Expiry Date: May 15, 2021
Nantong Tongcheng Information Technology Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Fengying Zhang	3/7/2007	Amount: RMB10 million, lent by Party A to Party B Expiry Date: March 6, 2015
Shanghai Ctrip Commerce Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Min Fan	2011-9-16	Amount: RMB17.96 million, lent by Party A to Party B Expiry Date: September 16, 2021
Shanghai Ctrip Commerce Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	2011-9-16	Amount: RMB2.04 million, lent by Party A to Party B Expiry Date: September 16, 2021

VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
Hainan Sweetome Hotel Management Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	2011-8-2	Amount: RMB3.5 million, lent by Party A to Party B Expiry Date: August 1, 2021	A supplemental agreement was executed in September, 2011 to change the amount of the loan from RMB3.5 million to 2.75 million.
Tujia Online Information Technology (Beijing) Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Maohua Sun	2011-6-20	Amount: RMB1.4 million, lent by Party A to Party B Expiry Date: June 19, 2021	A supplemental agreement was executed in September, 2011 to change the amount of the loan from RMB1.4 million to 1.1 million.
Hainan Sweetome Hotel Management Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Lei Chen	2011-8-2	Amount: RMB1.5 million, lent by Party A to Party B Expiry Date: August 1, 2021

The Borrower assigned its shares in September, 2011, so the agreement between Party A and Party B was terminated. A supplemental Agreement was executed on October 12, 2012 to change the Borrower to Jun Luo.

Tujia Online Information Technology (Beijing) Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Xiaopan Wang	2011-6-20	Amount: RMB600,000, lent by Party A to Party B Expiry Date: June 19, 2021

The Borrower assigned its shares in September, 2011, so the agreement between Party A and Party B was terminated. A supplemental Agreement was executed on October 12, 2012 to change the Borrower to Jun Luo.

Shanghai Quanlv Network Technology Co., Ltd.	Party A (Lender): Ctrip Computer Technology (Shanghai) Co., Ltd. Party B (Borrower): Min Fan	2010-10-18	Amount: RMB4.5 million, lent by Party A to Party B Expiry Date: October 17, 2020

	VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
Variation II	Guangzhou Ctrip Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	2003-9-10	Amount: RMB450,000, lent by Party A to Party B Term: 10 years

A supplemental agreement was executed on March 1, 2004, whereby Party A grants to Party B an additional loan of RMB1.35 million. Another supplemental agreement was executed on May 11, 2006, whereby Party A additionally lends Party B RMB900,000, making the entire loan as RMB2.7 million in total.

RMB50,000 of the loan will be used to repay the amounts owed to Ctrip Computer, and RMB400,000 will be used to pay the share transfer price to Shanghai Ctrip Commerce Co., Ltd. in consideration for the transfer of 80% shares of Guangzhou Ctrip.

							No Difference	No Difference	No Difference	No Difference
Variation III	Guangzhou Ctrip Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Jianmin Zhu	2004-8-1	Amount: RMB200,000 Expiry Date: September 9, 2013	A supplemental agreement was executed on May 11, 2006, whereby Party A additionally lends Party B RMB100,000, making the entire loan as RMB300,000 in total.	Loan amounts only used to pay the share transfer price to the transferor of the shares of VIE.	No Difference	No Difference	No Difference	No Difference
	Beijing Ctrip International Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	2003-9-10	Amount: RMB387,380, lent by Party A to Party B Term: 10 years	Terminated by a supplemental agreement executed on September 22, 2004

	VIE	Executing Parties	Execution Date	Amount and Term of Loan	Status	Purpose of Loan (including use restriction)	Payment Restriction	Restriction imposed by the Lender on VIE Shareholders’ Power to Sell their Shares	Borrower’s Covenants on the Shares	Termination and Renewal Clauses
Variation IV	Shanghai Ctrip Charming International Travel Agency Co., Ltd.	Party A (Lender): Ctrip.com (Hong Kong) Limited Party B (Borrower): Min Fan	2003-11-3	Amount: RMB4.29 million, lent by Party A to Party B Expiry Date: September 26, 2013	A supplemental agreement was executed on May 26, 2006, whereby Party A’s creditor’s rights were transferred to Ctrip Computer and additional loans were made to Party B by Ctrip Computer

RMB2.31 million will be used for capital increase of Ctrip Charming; on August 25, 2003, RMB600,000 was used to pay the price to purchase the shares of Ctrip Charming; on September 26, 2003, RMB1.38 million was used to pay the price to purchase the shares of Ctrip Charming.

							No Difference	No Difference	No Difference	No Difference